Exhibit 8.1

List of Subsidiaries and Variable Interest Entities

Subsidiaries:	Jurisdiction of Incorporation	Direct Parent Company of the Subsidiary and its Jurisdiction of Incorporation
Beijing Decision Education & Consulting Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)
Beijing Judgment Education & Consulting Co., Ltd.	PRC	Winner Park Limited (Hong Kong)
Beijing Hewstone Technology Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)
Beijing Pioneer Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)
Shanghai Smart Words Software Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)
Beijing Smart Wood Software Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)
Beijing Joy Tend Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)
Beijing Right Time Technology Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)
Beijing Top Technology Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)
Beijing Magnificence Technology Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)
Elite Concept Holdings Limited	Hong Kong	New Oriental Education & Technology Group Inc. (Cayman Islands)
Winner Park Limited	Hong Kong	New Oriental Education & Technology Group Inc. (Cayman Islands)
Smart Shine International Limited	Hong Kong	New Oriental Education & Technology Group Inc. (Cayman Islands)
Abundant State Limited	BVI	New Oriental Education & Technology Group Inc. (Cayman Islands)
Beijing Sincerity Technology Co., Ltd.	PRC	Beijing Hewstone Education & Consulting Co., Ltd. (PRC)
Beijing Walkite International Education & Travel Co., Ltd.	PRC	Beijing Sincerity Technology Co., Ltd. (PRC)
Walkite International Academy Co., Ltd.	UK	Beijing Walkite International Travel Co., Ltd. (PRC)
Walkite International Academy (U.S.A) Co., Ltd.	USA	Beijing Walkite International Travel Co., Ltd. (PRC)
Beijing Shenghe Technology Co., Ltd.	PRC	Beijing Decision Education & Consulting Co., Ltd. (PRC)
Beijing Jinghong Software Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)
Zhuhai Zekai Software Technology Co., Ltd.	PRC	Beijing Decision Education & Consulting Co., Ltd. (PRC)
Beijing Zhiyuanhangcheng Software Technology Co., Ltd.	PRC	Beijing Hewstone Education & Consulting Co., Ltd. (PRC)
New Oriental Vision Overseas Consulting Australia Pty Ltd	AUS	Elite Concept Holdings Limited (Hong Kong)
One World Limited	Hong Kong	Smart Shine International Limited (Hong Kong)
Garden House Limited	Hong Kong	Smart Shine International Limited (Hong Kong)
Blingabc Limited	USA	Elite Concept Holdings Limited (Hong Kong)
Koolearn Technology Holding Limited	Cayman	New Oriental Education & Technology Group Inc. (Cayman Islands)
New Oriental Xuncheng Technology (HK) Limited	Hong Kong	Koolearn Technology Holding Limited (Cayman Islands)
Beijing Dexin Dongfang Network Technology Co., Ltd.	PRC	New Oriental Xuncheng Technology (HK) Limited (Hong Kong)

Beijing Chuangying Oriental Technology Co., Ltd.	PRC	Beijing Decision Education & Consulting Co., ltd. (PRC)
Beijing Zhihong Oriental Technology Co., Ltd.	PRC	Beijing Decision Education & Consulting Co., ltd. (PRC)
Variable Interest Entities:
New Oriental Education & Technology Group Co., Ltd (China)*	PRC
Beijing New Oriental Xuncheng Network Technology Co., Ltd.	PRC

(1)	* New Oriental China had the following subsidiaries as of May 31, 2019, all of which are formed in the PRC:
•	95 schools; and
•

65 wholly owned subsidiaries that operate New Oriental’s educational content and other technology development and distributions business, online education business and overseas studies consulting business in China.

2